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                                                                      EXHIBIT 11


                 NORTH PITTSBURGH SYSTEMS, INC. AND SUBSIDIARIES

                 Statement of Computation of Earnings per Share
                 (Amounts in Thousands - Except Per Share Data)

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
                                                    For the Three Months                      For the Six Months
                                                        Ended June 30                            Ended June 30
                                               ------------------------------         ---------------------------------

                                                   2002              2001                  2002               2001
                                               -------------     ------------         -------------       -------------
Net Earnings                                   $       2,221     $      2,559         $       5,468       $       4,033
                                               =============     ============         =============       =============

Weighted average common
       shares outstanding                             15,005           15,005                15,005              15,005
                                               =============     ============         =============       =============

Basic and diluted earnings
       per share                               $         .15     $        .17         $         .36       $         .27
                                               =============     ============         =============       =============
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